WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FIRST QUARTER ENDED DECEMBER 31, 2022
Financial Highlights
•Underlying Growth in Total Streaming Revenue Despite a Challenged Macroeconomic Environment and the Impact of an Additional Week in the Prior-Year Quarter
•Continued Momentum in Music Publishing with Double-Digit Revenue Growth
•Adjusted OIBDA Margin Improvement Underpinned by Disciplined Operating Performance
•Robust Growth in Operating and Free Cash Flow with Strong Conversion
For the three months ended December 31, 2022
•Total revenue decreased 8% or 3% in constant currency
•Digital revenue decreased 5% or 1% in constant currency
•Net income was $124 million versus $188 million in the prior-year quarter
•OIBDA increased 9% to $349 million versus $320 million in the prior-year quarter or 16% in constant currency
•Adjusted OIBDA decreased 6% to $335 million versus $355 million in the prior-year quarter or was flat in constant currency
•Cash provided by operating activities increased 62% to $209 million versus $129 million in the prior-year quarter

NEW YORK, New York, February 9, 2023—Warner Music Group Corp. today announced its first-quarter financial results for the period ended December 31, 2022.

“Music’s value, power, and ubiquity are among the many reasons I decided to join WMG and lead the next phase of our evolution,” said Robert Kyncl, CEO. “As we navigate a challenging business environment, we expect to have a strong release schedule in the second half of 2023 while managing our costs throughout. The foundations of this company are strong, and our addressable market is continuously growing. We are excited to drive new monetization opportunities through our investments in new artists and songwriters, our catalog, and our global expansion.”

“Our results reflect our resilience and operational discipline in the face of macroeconomic headwinds, as well as the impact of the extra week in the prior-year quarter,” said Eric Levin, CFO, Warner Music Group. “Our continued focus on efficiency enabled us to deliver strong operating and free cash flow growth, even while certain revenue lines came under pressure. We are enthusiastic about our release schedule for the second half of the fiscal year, which will feature amazing music from some of our biggest artists.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$1,488	$1,614	-8%
Recorded Music revenue	1,239	1,386	-11%
Music Publishing revenue	250	229	9%
Digital revenue	952	1,002	-5%
Operating income	265	239	11%
Adjusted operating income(1)	251	274	-8%
OIBDA(1)	349	320	9%
Adjusted OIBDA(1)	335	355	-6%
Net income	124	188	-34%
Adjusted net income(1)	110	223	-51%
Net cash provided by operating activities	209	129	62%
Free Cash Flow	188	95	98%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change	For the Twelve Months Ended December 31, 2022	For the Twelve Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$350	$389	-10%	$1,162	$1,207	-4%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was down 7.8% (or 2.7% in constant currency). Consistent with the prior quarter, revenue growth was unfavorably impacted by foreign currency exchange rates. As disclosed previously, the prior-year quarter included an additional week, primarily reflected in Recorded Music streaming revenue. Digital revenue decreased 5.0% (or 0.9% in constant currency) and streaming revenue decreased 4.0% (or was flat in constant currency). Growth in Music Publishing streaming revenue of 13.2% (or 16.8% in constant currency) was offset by a decline in Recorded Music streaming revenue of 6.7% (or 2.6% in constant currency) as a result of a lighter release schedule and the impact of the additional week in the prior-year quarter and exchange rates, as well as a market-related slowdown in ad-supported revenue. Digital revenue represented 64.0% of total revenue in the quarter, compared to 62.1% in the prior-year quarter. Revenue decreases in the quarter were also driven by a decline in Recorded Music physical and artist services and expanded-rights revenue and Music Publishing synchronization revenue, partially offset by growth in Recorded Music licensing revenue and Music Publishing performance revenue. Music Publishing mechanical revenue remained flat on an as-reported basis, but increased in constant currency. Excluding the impact of the additional week, total revenue was down 3.4% (or up 2.0% in constant currency).

Operating income was $265 million compared to $239 million in the prior-year quarter. OIBDA was $349 million, compared to $320 million in the prior-year quarter, an increase of 9.1% (or 16.3% in constant currency), and OIBDA margin increased 3.7 percentage points to 23.5% from 19.8% in the prior-year quarter (or increased 3.9 percentage points to 23.5% from 19.6% in constant currency). The increases in operating income, OIBDA and OIBDA margin were primarily due to the net gain on sale of the Company’s interest in certain sound recording rights.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude expenses related to restructuring and other transformation initiatives and non-cash stock-based compensation and other related expenses in both the quarter and the prior-year quarter. In the quarter, the net gain on sale of the Company’s interest in certain sound recording rights is also excluded. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA decreased 5.6% from $355 million to $335 million (or was flat in constant currency) largely driven by lower revenue and Adjusted OIBDA margin increased 0.5 percentage points to 22.5% from 22.0% in the prior-year quarter (or increased 0.6 percentage points to 22.5% from 21.9% in constant currency) primarily due to the favorable impact of exchange rates. Excluding the impact of the additional week, Adjusted OIBDA increased 6.0% (or 12.8% in constant currency) and Adjusted OIBDA margin increased 2.0 percentage points to 22.5% from 20.5% in the prior-year quarter (or increased 2.1 percentage points to 22.5% from 20.4% in constant currency). Adjusted operating income decreased 8.4% from $274 million to $251 million due to the same factors affecting Adjusted OIBDA and higher amortization expenses due to recent acquisitions and capital spending. Adjusted EBITDA decreased, largely due to the same factors affecting Adjusted OIBDA, including the impact of the additional week.

Net income was $124 million compared to $188 million in the prior-year quarter. Adjusted net income was $110 million compared to $223 million in the prior-year quarter. The decrease in net income and Adjusted net income was primarily due to the factors described above and the impact of exchange rates on the Company’s Euro-denominated debt, partially offset by a decrease in income tax expense due to lower pre-tax income.

Basic and Diluted earnings per share was $0.23 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $124 million.

As of December 31, 2022, the Company reported a cash balance of $720 million, total debt of $3.946 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.226 billion.

Cash provided by operating activities increased 62% to $209 million from $129 million in the prior-year quarter. The increase was largely a result of timing of A&R investments and other movements within working capital. Capital expenditures decreased 38% to $21 million from $34 million in the prior-year quarter, mainly due to lower investments in facilities. Free Cash Flow, as defined below, increased 98% to $188 million from $95 million in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$1,239	$1,386	-11%
Digital revenue	803	870	-8%
Operating income	283	276	3%
Adjusted operating income(1)	245	282	-13%
OIBDA(1)	337	330	2%
Adjusted OIBDA(1)	299	336	-11%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Three Months Ended December 31, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Digital	$803	$870	$833
Physical	133	195	181
Total Digital and Physical	936	1,065	1,014
Artist services and expanded-rights	206	232	215
Licensing	97	89	83
Total Recorded Music	$1,239	$1,386	$1,312

Recorded Music revenue was down 10.6% (or 5.6% in constant currency) driven by a decline in digital, physical and artist services and expanded-rights revenue. Digital revenue was down 7.7% (or 3.6% in constant currency). Streaming revenue was down 6.7% (or 2.6% in constant currency). Adjusted for the impact of the additional week, Recorded Music streaming revenue was up 0.5% (or 4.8% in constant currency). Streaming revenue reflects a lighter release schedule and a market-related slowdown in ad-supported revenue. Digital revenue represented 64.8% of total Recorded Music revenue versus 62.8% in the prior-year quarter. Physical revenue was down 31.8% (or 26.5% in constant currency) primarily due to a lighter release schedule. Artist services and expanded-rights revenue decreased 11.2% (or 4.2% in constant currency) primarily due to lower direct-to-consumer merchandising revenue at EMP and lower advertising revenue. Licensing revenue increased 9.0% (or 16.9% in constant currency), due to an increase in broadcast fees, synchronization and other third-party licensing, partially offset by the impact of exchange rates. Excluding the impact of the additional week, revenue decreased 5.6% (or 0.2% in constant currency). Major sellers included Red Hot Chili Peppers, Zach Bryan, Lizzo and Ed Sheeran.

Recorded Music operating income was $283 million, up from $276 million in the prior-year quarter and operating margin was up 2.9 percentage points to 22.8% versus 19.9% in the prior-year quarter. OIBDA increased 2.1% to $337 million from $330 million in the prior-year quarter (or 8.0% in constant currency) and OIBDA margin increased 3.4 percentage points to 27.2% from 23.8% in the prior-year quarter (the same in constant currency). Adjusted OIBDA decreased 11.0% from $336 million to $299 million (or 6.0% in constant currency) with Adjusted OIBDA margin down 0.1 percentage point to 24.1% from 24.2% in the prior-year quarter (the same in constant currency). The increases in operating income, OIBDA, operating margin and OIBDA margin were primarily due to the net gain on sale of the Company’s interest in certain sound recording rights. The decreases in Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by lower revenue, partially offset by the favorable impact of exchange rates. Excluding the impact of the additional week, Adjusted OIBDA increased 0.7% (or 6.8% in constant currency) and Adjusted OIBDA margin increased 1.5 percentage points to 24.1% from 22.6% in the prior-year quarter (the same in constant currency).

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$250	$229	9%
Digital revenue	149	133	12%
Operating income	49	32	53%
Adjusted operating income(1)	49	33	48%
OIBDA(1)	72	54	33%
Adjusted OIBDA(1)	72	55	31%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Three Months Ended December 31, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Performance	$45	$38	$35
Digital	149	133	129
Mechanical	14	14	12
Synchronization	39	42	41
Other	3	2	2
Total Music Publishing	$250	$229	$219

Music Publishing revenue increased 9.2% (or 14.2% in constant currency). The increase was driven by growth in digital and performance revenue. Digital revenue increased 12.0% (or 15.5% in constant currency) and streaming revenue increased 13.2% (or 16.8% in constant currency), reflecting the continued growth in streaming and timing of new digital deals. Digital revenue represented 59.6% of total Music Publishing revenue versus 58.1% in the prior-year quarter. Performance revenue increased due to continued growth from bars, restaurants, concerts and live events. Mechanical revenue remained flat on an as-reported basis, but increased in constant currency. Synchronization revenue was lower on both an as-reported basis and in constant currency, primarily due to lower commercial licensing activity in the U.S. and the timing of legal settlements.

Music Publishing operating income was $49 million compared to $32 million in the prior-year quarter and operating margin increased 5.6 percentage points to 19.6%. Music Publishing OIBDA increased 33.3% to $72 million (or 38.5% in constant currency) and OIBDA margin increased 5.2 percentage points to 28.8% from 23.6% in the prior-year quarter (or increased 5.1 percentage points to 28.8% from 23.7% in constant currency). Adjusted OIBDA increased 30.9% to $72 million (or 35.8% in constant currency) and Adjusted OIBDA margin increased 4.8 percentage points to 28.8% from 24.0% in the prior-year quarter (or increased 4.6 percentage points to 28.8% from 24.2% in constant currency). The increases in operating income, OIBDA and Adjusted OIBDA were primarily due to strong operating performance and the favorable impact of exchange rates.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended December 31, 2022, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
Effective for the 2023 fiscal year, the Company’s fiscal year was modified from a 52-53-week calendar, in which reporting periods ended on the last Friday of the calendar quarter, to a reporting calendar in which the reporting periods end on the last day of the calendar quarter. The Company’s fiscal year will begin on October 1 and end on September 30 of each year. Prior to the start of the 2023 fiscal year, the Company maintained a 52-53 week fiscal year ending on the last Friday in each reporting period. The fiscal year ended September 30, 2022 included 53 weeks, with the additional week falling in the fiscal quarter ended December 31, 2021. Accordingly, the results of operations for the three months ended December 31, 2021 reflect 14 weeks, or 98 days, compared to 92 days for the three months ended December 31, 2022.

Figure 1. Warner Music Group Corp. - Condensed Consolidated Statements of Operations, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$1,488	$1,614	-8%
Cost and expenses:
Cost of revenue	(761)	(818)	-7%
Selling, general and administrative expenses	(440)	(497)	-11%
Amortization expense	(63)	(60)	5%
Total costs and expenses	$(1,264)	$(1,375)	-8%
Net gain on divestiture	41	—	—%
Operating income	$265	$239	11%
Interest expense, net	(32)	(30)	7%
Other (expense) income, net	(61)	54	—%
Income before income taxes	$172	$263	-35%
Income tax expense	(48)	(75)	-36%
Net income	$124	$188	-34%
Less: Income attributable to noncontrolling interest	(2)	(1)	100%
Net income attributable to Warner Music Group Corp.	$122	$187	-35%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.23	$0.36
Class B – Basic and Diluted	$0.23	$0.36

Figure 2. Warner Music Group Corp. - Condensed Consolidated Balance Sheets at December 31, 2022 versus September 30, 2022
(dollars in millions)

	December 31, 2022	September 30, 2022	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$720	$584	23%
Accounts receivable, net	1,004	984	2%
Inventories	102	108	-6%
Royalty advances expected to be recouped within one year	405	372	9%
Prepaid and other current assets	109	91	20%
Total current assets	$2,340	$2,139	9%
Royalty advances expected to be recouped after one year	546	503	9%
Property, plant and equipment, net	430	415	4%
Operating lease right-of-use assets, net	220	226	-3%
Goodwill	1,951	1,920	2%
Intangible assets subject to amortization, net	2,266	2,239	1%
Intangible assets not subject to amortization	149	145	3%
Deferred tax assets, net	29	29	—%
Other assets	198	212	-7%
Total assets	$8,129	$7,828	4%
Liabilities and Equity
Current liabilities:
Accounts payable	$220	$268	-18%
Accrued royalties	2,091	1,918	9%
Accrued liabilities	477	457	4%
Accrued interest	29	17	71%
Operating lease liabilities, current	39	40	-3%
Deferred revenue	327	423	-23%
Other current liabilities	158	245	-36%
Total current liabilities	$3,341	$3,368	-1%
Long-term debt	3,946	3,732	6%
Operating lease liabilities, noncurrent	234	241	-3%
Deferred tax liabilities, net	223	220	1%
Other noncurrent liabilities	103	99	4%
Total liabilities	$7,847	$7,660	2%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,984	1,975	—%
Accumulated deficit	(1,439)	(1,477)	-3%
Accumulated other comprehensive loss, net	(276)	(347)	-20%
Total Warner Music Group Corp. equity	$270	$152	78%
Noncontrolling interest	12	16	-25%
Total equity	282	168	68%
Total liabilities and equity	$8,129	$7,828	4%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$209	$129
Net cash used in investing activities	(10)	(624)
Net cash (used in) provided by financing activities	(70)	448
Effect of foreign currency exchange rates on cash and equivalents	7	(2)
Net increase (decrease) in cash and equivalents	$136	$(49)

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$780	$836	-7%
Downloads and Other Digital	23	34	-32%
Total Recorded Music Digital Revenue	$803	$870	-8%

Music Publishing
Streaming	$146	$129	13%
Downloads and Other Digital	3	4	-25%
Total Music Publishing Digital Revenue	$149	$133	12%

Consolidated
Streaming	$926	$965	-4%
Downloads and Other Digital	26	38	-32%
Intersegment Eliminations	—	(1)	-100%
Total Digital Revenue	$952	$1,002	-5%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$122	$187	-35%
Income attributable to noncontrolling interest	2	1	100%
Net income	$124	$188	-34%
Income tax expense	48	75	-36%
Income including income taxes	$172	$263	-35%
Other expense (income), net	61	(54)	—%
Interest expense, net	32	30	7%
Operating income	$265	$239	11%
Amortization expense	63	60	5%
Depreciation expense	21	21	—%
OIBDA	$349	$320	9%
Operating income margin	17.8%	14.8%
OIBDA margin	23.5%	19.8%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$265	$239	11%
Depreciation and amortization expense	(84)	(81)	4%
Total WMG OIBDA	$349	$320	9%
Operating income margin	17.8%	14.8%
OIBDA margin	23.5%	19.8%

Recorded Music operating income – GAAP	$283	$276	3%
Depreciation and amortization expense	(54)	(54)	—%
Recorded Music OIBDA	$337	$330	2%
Recorded Music operating income margin	22.8%	19.9%
Recorded Music OIBDA margin	27.2%	23.8%

Music Publishing operating income – GAAP	$49	$32	53%
Depreciation and amortization expense	(23)	(22)	5%
Music Publishing OIBDA	$72	$54	33%
Music Publishing operating income margin	19.6%	14.0%
Music Publishing OIBDA margin	28.8%	23.6%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

For the Three Months Ended December 31, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$265	$283	$49	$349	$337	$72	$124
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	12	—	—	12	—	—	12
Gain on Divestiture	(41)	(41)	—	(41)	(41)	—	(41)
Non-Cash Stock-Based Compensation and Other Related Costs	15	3	—	15	3	—	15
Adjusted Results	$251	$245	$49	$335	$299	$72	$110

Adjusted Margin	16.9%	19.8%	19.6%	22.5%	24.1%	28.8%

For the Three Months Ended December 31, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$239	$276	$32	$320	$330	$54	$188
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	11	—	—	11	—	—	11
Non-Cash Stock-Based Compensation and Other Related Costs	24	6	1	24	6	1	24
Adjusted Results	$274	$282	$33	$355	$336	$55	$223

Adjusted Margin	17.0%	20.3%	14.4%	22.0%	24.2%	24.0%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended December 31, 2022 versus December 31, 2021 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Three Months Ended December 31, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$539	$608	$608
Music Publishing	133	115	115
International revenue
Recorded Music	700	778	704
Music Publishing	117	114	104
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,488	$1,614	$1,530

Revenue by Segment:
Recorded Music
Digital	$803	$870	$833
Physical	133	195	181
Total Digital and Physical	936	1,065	1,014
Artist services and expanded-rights	206	232	215
Licensing	97	89	83
Total Recorded Music	1,239	1,386	1,312
Music Publishing
Performance	45	38	35
Digital	149	133	129
Mechanical	14	14	12
Synchronization	39	42	41
Other	3	2	2
Total Music Publishing	250	229	219
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,488	$1,614	$1,530

Total Digital Revenue	$952	$1,002	$961

Figure 9. Warner Music Group Corp. - OIBDA and Adjusted OIBDA by Segment, Three Months Ended December 31, 2022 versus December 31, 2021 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Three Months Ended December 31, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$349	$320	$300
OIBDA margin	23.5%	19.8%	19.6%
Total WMG Adjusted OIBDA	$335	$355	$335
Adjusted OIBDA margin	22.5%	22.0%	21.9%

Recorded Music OIBDA	$337	$330	$312
Recorded Music OIBDA margin	27.2%	23.8%	23.8%
Recorded Music Adjusted OIBDA	$299	$336	$318
Recorded Music Adjusted OIBDA margin	24.1%	24.2%	24.2%

Music Publishing OIBDA	$72	$54	$52
Music Publishing OIBDA margin	28.8%	23.6%	23.7%
Music Publishing Adjusted OIBDA	$72	$55	$53
Music Publishing Adjusted OIBDA margin	28.8%	24.0%	24.2%

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$209	$129
Less: Capital expenditures	21	34

Free Cash Flow	$188	$95

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 11. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended December 31, 2022 versus December 31, 2021
(dollars in millions)

	For the Three Months Ended December 31, 2022	For the Three Months Ended December 31, 2021	For the Twelve Months Ended December 31, 2022	For the Twelve Months Ended December 31, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$124	$188	$491	$396
Income tax expense	48	75	158	189
Interest expense, net	32	30	127	121
Depreciation and amortization	84	81	342	316
Loss on extinguishment of debt (a)	—	—	—	22
Net gains on divestitures and sale of securities (b)	(41)	—	(32)	(3)
Restructuring costs (c)	3	4	21	30
Net hedging and foreign exchange losses (gains) (d)	61	(41)	(93)	(78)
Transaction costs (e)	—	7	3	17
Business optimization expenses (f)	15	14	55	48
Non-cash stock-based compensation expense (g)	13	23	29	62
Other non-cash charges (h)	2	(11)	34	8
Pro forma impact of cost savings initiatives and specified transactions (i)	9	19	27	79
Adjusted EBITDA	$350	$389	$1,162	$1,207
______________________________________
(a)Reflects loss on extinguishment of debt, primarily including tender fees and unamortized deferred financing costs.
(b)Reflects net gains on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects unrealized (gains) losses due to foreign exchange on our Euro-denominated debt, losses (gains) from hedging activities and intercompany transactions.

(e)Reflects mainly transaction related costs and mark-to-market adjustments of an earn-out liability related to a transaction in 2021.
(f)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $10 million and $41 million related to our finance transformation and other related costs for the three and twelve months ended December 31, 2022, respectively, as well as $10 million and $37 million for the three and twelve months ended December 31, 2021, respectively.
(g)Reflects non-cash stock-based compensation expense related to the Omnibus Incentive Plan and the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(h)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market adjustment of equity investments, investment losses (gains), mark-to-market adjustments of an earn-out liability in 2022 and other non-cash impairments.
(i)Reflects expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions for the three and twelve months ended December 31, 2022. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $9 million decrease in the twelve months ended December 31, 2022 Adjusted EBITDA, primarily driven by the shift in the timing of the financial transformation initiative.

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Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com